EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Tortoise Capital Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Capital Series Trust for the period ended May 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Tortoise Capital Series Trust for the stated period.

/s/ Tom Florence		/s/ John-Paul Nigro
Tom Florence		John-Paul Nigro
President		Treasurer
Dated:	8/10/2026

 This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Tortoise Capital Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.